[LETTERHEAD OF AZ & COMPANY]

We consent to the use in this report on Form 10-KSB of our report dated July 14, 2000, relating to the financial statements of Eagle Bancorp.


/s/ Anderson ZurMuehlen & Co., P.C.

Helena, Montana
September 15, 2000